FOR IMMEDIATE RELEASE

Tim Klein Promoted to President and CEO
 of National Beef Packing Co., LLC

KANSAS CITY, Missouri, July 27, 2009—National Beef Packing Company, LLC, (National Beef) today announced that Tim M. Klein has been named President and Chief Executive Officer (CEO) of National Beef, and has been appointed to the Board of Managers of the company. Tim had previously served as company President and Chief Operating Officer since 1997. John R. Miller, who has been the CEO of National Beef for the past seventeen years, will take on a new role as a consultant to the company and will retain his position on the Board of Managers.

“We have had a succession plan in place for years which included the continued development of our management staff to fulfill the leadership needs of an ever changing and growing company,” Steve Hunt, chairman of the Board of Managers of National Beef and CEO of U.S. Premium Beef, LLC, explained in making the announcement. “We are fortunate to have the depth of experience and expertise within our company that makes it possible to plan for succession from within.

“John and Tim have been extraordinary founders and leaders of our company,” Hunt added. “Their accomplishments and the accomplishments of all of our employees are unparalleled in the industry. This succession transition of management is the culmination of much foresight and planning to insure National Beef’s continuation as a premier beef processor in the United States.”

“I am excited to have this opportunity and I am confident this transition aligns our company to meet the challenges we face in our industry while continuing to build on the growth and successes we have achieved,” Tim Klein added. “I have been fortunate to have worked with John these past 17 years, during which time National Beef saw extraordinary growth and profitability. I look forward to drawing on his expertise as we continue to pursue our vision for the company.”

 “This is a tremendous opportunity for our company to transition its management leadership to best position National Beef to compete in the world market for high quality, value-added beef products,” John Miller noted. “The experience Tim brings is widely recognized in our industry. Having him lead National Beef should assure our cattle suppliers and beef customers who purchase our products around the world that National Beef will maintain the commitment it has always had to meet their needs in the future.”

National Beef Packing Company, LLC, based in Kansas City, MO, has operations in Liberal and Dodge City, Kansas; Brawley, California; Hummels Wharf, Pennsylvania; Moultrie, Georgia, St. Joseph, Missouri and Kansas City, Kansas. National Beef processes and markets fresh beef, case-ready beef and beef by-products for domestic and international markets. In fiscal year 2008, National Beef generated sales of $5.8 billion and processed 3.8 million head of cattle. More information about National Beef is available at  www.nationalbeef.com.

U.S. Premium Beef, LLC, (USPB) is the majority owner of National Beef Packing Company, LLC, a leading U.S. beef processor. More than 2,100 producers from 36 states have marketed cattle on USPB’s quality-based grids. These high quality cattle are the foundation of National Beef’s value-added product lines and have enabled it to be a leader in branded product programs for both domestic and international markets. More information about USPB is available at www.uspremiumbeef.com.

Safe Harbor Forward Looking Statement: USPB and National Beef are including the following cautionary statement in this news release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on their behalf. Forward-looking statements are based on the current expectations and assumptions of USPB and National Beef, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially from those contemplated by these forward-looking statements. Some of these risks and uncertainties may be discussed in the most recently filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q by these companies. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking information contained in this release will in fact transpire. We do not undertake any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.

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Contact:
Keith Welty
Vice President of Marketing
National Beef Packing Company, LLC
(816) 713-8500
kawelty@nationalbeef.com